Exhibit 8.1: List of Subsidiaries

(as of December 31, 2022)

Addison Wesley Longman, Inc.	United States
Addison-Wesley Educational Publishers Inc.	United States
AEL (S) PTE Limited	Singapore
Aldwych Finance Limited	United Kingdom
ATI Professional Development LLC	United States
ATI Studios A.P.P.S. SRL	Romania
Atkey Finance Limited	Ireland
Axis Finance Inc.	United States
Camsaw, Inc.	United States
CAMSAWUSA, Inc.	United States
Centro Cultural Americano Franquias e Comércio Ltda.	Brazil
Century Consultants Ltd.	United States
Certiport China Co Ltd	China
Certiport China Holding, LLC	United States
Certiport, Inc.	United States
Clutch Learning, Inc.	United States
Cogmed Systems AB	Sweden
Connections Academy of Florida, LLC	United States
Connections Academy of Iowa, LLC	United States
Connections Academy of Maine, LLC	United States
Connections Academy of Maryland, LLC	United States
Connections Academy of Nevada, LLC	United States
Connections Academy of New Mexico, LLC	United States
Connections Academy of Oregon, LLC	United States
Connections Academy of Pennsylvania LLC	United States
Connections Academy of Tennessee, LLC	United States
Connections Academy of Texas LLC	United States
Connections Education LLC	United States
Connections Education of Florida, LLC	United States
Connections Education, Inc.	United States
Credly, Inc.	United States
Dominie Press, Inc.	United States
Dorian Finance Limited	Ireland
EBNT Canada Holdings ULC	Canada
EBNT Holdings Limited	Canada
EBNT USA Holdings Inc.	United States
eCollege.com	United States
Edexcel Limited	United Kingdom
Education Development International Plc	United Kingdom
Education Resources (Cyprus) Limited	Cyprus
Educational Management Group, Inc.	United States
Educational Publishers LLP	United Kingdom
Embanet ULC	Canada
Embanet-Compass Knowledge Group Inc.	United States
English Language Learning and Instruction System, Inc.	United States

Faethm Holdings Pty. Limited	Australia
Faethm IP Pty. Limited	Australia
Faethm Ltd	United Kingdom
Faethm Pty. Limited	Australia
Faethm USA LLC	United States
Falstaff Holdco Inc.	United States
Falstaff Inc.	United States
FBH, Inc.	United States
GED Domains LLC	United States
GED Testing Service LLC	United States
George (Shanghai) Commercial Information Consulting Co., Ltd	China
Globe Fearon Inc.	United States
Heinemann Educational Botswana (Publishers) Proprietary Limited	Botswana
IndiaCan Education Private Limited	India
Integral 7, Inc.	United States
Intellipro, Inc.	United States
Knowledge Analysis Technologies, LLC	United States
LCCIEB Training Consultancy., Ltd	China
LessonLab, Inc.	United States
Lignum Oil Company	United States
Lion SG Pte. Ltd.	Singapore
Longman (Malawi) Limited	Malawi
Longman Group(Overseas Holdings)Limited	United Kingdom
Longman Indochina Acquisition, L.L.C.	United States
Longman Tanzania Limited	Tanzania, the United Republic of
Longman Zambia Educational Publishers Limited	Zambia
Longman Zimbabwe (Private) Ltd	Zimbabwe
Longmaned Ecuador S.A.	Ecuador
Lumerit Education, LLC	United States
Major123 Limited	United Kingdom
MeasureUp of Delaware, LLC	United States
Modern Curriculum Inc.	United States
Multi Treinamento e Editora Ltda	Brazil
MZ Development, Inc.	United States
National Computer Systems Japan Co. Ltd	Japan
Navvy Education, LLC	United States
NCS Information Technology Services (Beijing) Co Ltd	China
NCS Pearson Pty Ltd	Australia
NCS Pearson Puerto Rico, Inc.	Puerto Rico
NCS Pearson, Inc.	United States
Opinion Interactive LLC	United States
Ordinate Corporation	United States
Pearson (Beijing) Management Consulting Co., Ltd.	China
Pearson America LLC	United States
Pearson Amsterdam B.V.	Netherlands
Pearson Australia Finance Unlimited	United Kingdom

Pearson Australia Group Pty Ltd	Australia
Pearson Australia Holdings Pty Ltd	Australia
Pearson Benelux B.V.	Netherlands
Pearson Books Limited	United Kingdom
Pearson Brazil Finance Limited	United Kingdom
Pearson Business Services Inc.	United States
Pearson Canada Assessment Inc.	Canada
Pearson Canada Finance Unlimited	United Kingdom
Pearson Canada Holdings Inc.	Canada
Pearson Canada Inc.	Canada
Pearson Central Europe Spółka z ograniczoną odpowiedzialnością	Poland
Pearson College Limited	United Kingdom
Pearson DBC Holdings Inc.	United States
Pearson Desarrollo y Capacitación Profesional Chile Limitada	Chile
Pearson Deutschland GmbH	Germany
Pearson Digital Learning Puerto Rico, Inc.	Puerto Rico
Pearson Dollar Finance plc	United Kingdom
Pearson Dollar Finance Two Limited	United Kingdom
Pearson Educacion de Chile Limitada	Chile
Pearson Educación de Colombia S.A.S.	Colombia
Pearson Educación de México, S.A. de C.V.	Mexico
Pearson Educacion de Panama SA	Panama
Pearson Educacion de Peru S.A.	Peru
Pearson Educacion SA	Spain
Pearson Education (Singapore) Pte Ltd	Singapore
Pearson Education Achievement Solutions (RF) (Pty) Ltd	South Africa
Pearson Education Africa (Pty) Ltd	South Africa
Pearson Education Asia Limited	Hong Kong
Pearson Education Botswana (Proprietary) Limited	Botswana
Pearson Education do Brasil Ltda	Brazil
Pearson Education Hellas SA	Greece
Pearson Education Holdings Limited	United Kingdom
Pearson Education Indochina Limited	Thailand
Pearson Education Investments Limited	United Kingdom
Pearson Education Korea Limited	Korea (the Republic of)
Pearson Education Limited	United Kingdom
Pearson Education Namibia (Pty) Limited	Namibia
Pearson Education Publishing Limited	Nigeria
Pearson Education Resources Italia S.R.L.	Italy
Pearson Education S.A.	Uruguay
Pearson Education SA	Argentina
Pearson Education South Africa (Pty) Ltd	South Africa
Pearson Education South Asia Pte. Ltd.	Singapore
Pearson Education Taiwan Ltd	Taiwan (Province of China)
Pearson Education, Inc.	United States
Pearson Educational Measurement Canada, Inc.	Canada

Pearson Educational Publishers, LLC	United States
Pearson Egitim Cozumleri Ticaret Limited Sirketi	Turkey
Pearson Falstaff (Holdings) Inc.	United States
Pearson Falstaff Holdco LLC	United States
Pearson France	France
Pearson Funding Four Limited	United Kingdom
Pearson Funding plc	United Kingdom
Pearson Holdings Inc.	United States
Pearson Holdings Southern Africa (Pty) Ltd	South Africa
Pearson Hungary LLC	Hungary
Pearson India Education Services Private Limited	India
Pearson International Finance Limited	United Kingdom
Pearson Investment Holdings, Inc.	United States
Pearson Israel (P.I.) Ltd	Israel
Pearson Japan KK	Japan
Pearson Lanka (Private) Limited	Sri Lanka
Pearson Lanka Support Services (Private) Limited	Sri Lanka
Pearson Lesotho (Pty) Ltd	Lesotho
Pearson Loan Finance No. 3 Limited	United Kingdom
Pearson Loan Finance No. 4 Limited	United Kingdom
Pearson Loan Finance No.5 Limited	United Kingdom
Pearson Loan Finance No.6 Limited	United Kingdom
Pearson Loan Finance Unlimited	United Kingdom
Pearson Longman Uganda Limited	Uganda
Pearson Malaysia Sdn. Bhd.	Malaysia
Pearson Management Services Limited	United Kingdom
Pearson Management Services Philippines Inc.	Philippines
Pearson Maryland, Inc.	United States
Pearson Moçambique, Limitada	Mozambique
Pearson Netherlands B.V.	Netherlands
Pearson Netherlands Holdings B.V.	Netherlands
Pearson Nominees Limited	United Kingdom
Pearson Online Tutoring LLC	United States
Pearson Overseas Holdings Limited	United Kingdom
Pearson PEM P.R., Inc.	Puerto Rico
Pearson Pension Nominees Limited	United Kingdom
Pearson Pension Property Fund Limited	United Kingdom
Pearson Pension Trustee Limited	United Kingdom
Pearson Pension Trustee Services Limited	United Kingdom
Pearson Phoenix Pty Ltd	Australia
Pearson Professional Assessments Limited	United Kingdom
Pearson Real Estate Holdings Inc.	United States
Pearson Real Estate Holdings Limited	United Kingdom
Pearson Schweiz AG	Switzerland
Pearson Services Limited	United Kingdom
Pearson Shared Services Limited	United Kingdom
Pearson Strand Finance Limited	United Kingdom

Pearson Strand Limited	United Kingdom
Pearson Sweden AB	Sweden
Pearson VUE Europe B.V.	Netherlands
Pearson VUE Philippines, Inc.	Philippines
Penguin Capital, LLC	United States
PN Holdings Inc.	United States
ProctorCam, Inc.	United States
PT Efficient English Services	Indonesia
PVNT Limited	United Kingdom
Reading Property Holdings LLC	United States
Rebus Planning Associates, Inc.	United States
Reston Publishing Co., Inc.	United States
Rycade Capital Corporation	United States
Shanghai AWL Education Software Ltd	China
Silver Burdett Ginn Inc.	United States
Skylight Training and Publishing Inc.	United States
Smarthinking, Inc.	United States
Sound Holdings Inc.	United States
Sparrow.Phoenix Pty Ltd	Australia
Spear Insurance Company Limited	Bermuda
The Waite Group, Inc.	United States
TQ Catalis Limited	United Kingdom
TQ Clapham Limited	United Kingdom
TQ Education and Training Limited	United Kingdom
TQ Education and Training Limited [Saudi]	Saudi Arabia
TQ Global Limited	United Kingdom
TQ Group Limited	United Kingdom
TQ Holdings Limited	United Kingdom
Vue Testing Services Israel Ltd	Israel
Vue Testing Services Korea Limited	Korea (the Republic of)
Williams Education GmbH	Germany